Exhibit 99.1

PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS RECORD FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

     Shipments Grow By 21% for 2007 to a Record 2,169 Units
- - - - -

MINNEAPOLIS, February 26, 2008 – Stratasys, Inc. (Nasdaq: SSYS) today announced record fourth quarter and fiscal year financial results. The results and financial guidance have been adjusted to reflect the two-for-one stock split completed in August, 2007.

     Revenues rose to $30.2 million for the fourth quarter ended December 31, 2007 over the $29.7 million reported for the same period in 2006. Revenue from proprietary products and services, which excludes all distributed products, increased by 20% in the fourth quarter over the same period last year. Total system shipments increased to a record 536 for the fourth quarter of 2007 compared with 483 for the same period in 2006.

     GAAP net income increased 18% to $4.3 million for the fourth quarter, or $0.20 per diluted share, compared to net income of $3.7 million, or $0.18 per diluted share, for the same period in 2006. Income tax expense amounted to $1.1 million for the fourth quarter, or an effective rate of 20%.

     Non-GAAP net income increased 16% to $4.5 million for the fourth quarter, or $0.21 per diluted share, compared to Non-GAAP net income of $3.9 million, or $0.19 per diluted share, for the same period in 2006. Non-GAAP net income excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R. This expense, net of tax, amounted to approximately $202,000, or $0.01 per diluted share, for the fourth quarter of fiscal 2007, and $222,000, or $0.01 per diluted share, for the same period in 2006.

     Income tax expense for the fourth quarter includes approximately $710,000, or $0.03 per diluted share, in previously unrecognized state tax credits for prior years’ research and development expenditures.

     Revenues rose to $112.2 million for the twelve months ended December 31, 2007 over the $103.8 million reported for the same period of the previous year. Revenue from proprietary products and services increased by 25% in the twelve-month period over the same period last year, which excludes all distributed products. Total system shipments increased 21% to a record 2,169 for the twelve-month period of 2007 compared with 1,796 for the same period in 2006.

     GAAP net income increased 28% to $14.3 million for the twelve-month period, or $0.66 per diluted share, compared to net income of $11.2 million, or $0.54 per diluted share, for the same period in 2006.

     Non-GAAP net income increased 24% to $15.1 million for the twelve-month period, or $0.70 per diluted share, compared to Non-GAAP net income of $12.1 million, or $0.59 per diluted share, for the same period in 2006. Non-GAAP net income excludes the impact of stock-based compensation expense required under SFAS 123R. This expense, net of tax, amounted to approximately $748,000, or $0.03 per diluted share, for the twelve-month period, and $972,000, or $0.05 per diluted share, for the same period in 2006.

     Income tax expense for fiscal year 2007 includes approximately $822,000, or $0.04 per diluted share, in previously unrecognized state tax credits for prior years’ research and development expenditures.

     The reconciliation between non-GAAP and GAAP financial measures is provided in a table at the end of this press release.

     “Revenue from our core businesses grew impressively during the fourth quarter,” said Scott Crump, chairman and chief executive officer of Stratasys. “However, our operating profit was impacted by higher operating expenses, as well as sales and product mix shifts. The higher operating costs were mostly related to a short-term increase in commission expenses, as well as the acceleration of new product and market development programs, which will benefit 2008 and beyond.

     “We expect our new product initiatives will generate positive results in both our Dimension 3D printer and high-end FDM system businesses in the near future. The impact has already been dramatic for our high-end systems, as system revenue for the group increased by 25% during the fourth quarter versus last year. This growth was a result of improved marketing focus on proprietary products, as well as the introduction of two new systems in 2007, the FDM 200mc and 400mc.

     “Building on these successes, we made a significant new high-end product introduction in December, with the introduction of the FDM 900mc. The 900mc represents the most advanced FDM system in our company’s history, exhibiting significant improvements in speed, build accuracy and part quality. Most noticeable is the new system’s size, which has a build chamber approximately 9X larger than that of the 400mc, and can build parts that are over four and one-half feet long. We began commercial production of the 900mc during the first quarter of 2008 of this year, and plan to gradually ramp to full production by the end of the third quarter.

     “We began 2008 with four new high-end systems, the FDM 200mc, 360mc, 400mc and 900mc. The products have all been well received, and we have established a strong sales pipeline. Our high-end system initiatives represent a strategy to solidify our value proposition for prototype applications, but more importantly target incremental opportunities for the manufacture of end use parts, or direct digital manufacturing (DDM). The 900mc is our first system that directly targets these types of applications, and we are excited about the new system’s potential. We are becoming increasingly confident that DDM applications can provide incremental growth opportunities for Stratasys.

     “Dimension 3D printer revenue increased by 21% during the fourth quarter versus last year. The Dimension Elite, which was introduced in January of 2007, continued to perform above our expectations, remaining one of our bestselling 3D printers in the fourth quarter. This higher-priced system has proven the importance of offering 3D printers with high functionality, in addition to an attractive price. The Elite provides users with our hands-free support removal option, Waterworks, as well a premium material, ABSplus, which produces stronger, functional models that exhibit finer feature detail and improved surface finish.

     “Following this success, today we launched two new 3D printers that incorporate the same premium ABSplus material found only previously on the Dimension Elite. The new systems, the Dimension 1200es BST and 1200es SST, will replace the existing Dimension 1200 line, and will be offered only with the ABSplus material. Given the added functionality of ABSplus, which is up to 40% stronger than our standard ABS, we are introducing the new systems at a significant price premium to our legacy Dimension 1200 systems. Customers that have legacy 1200 systems will be offered an enhancement package to upgrade their existing 1200 to a 1200es for $5,000.

     “We recently announced the rollout of our instant internet quoting and ordering service, RedEyeRPM.com, into Europe, as well as the opening of a new rapid prototyping and direct digital manufacturing center in Australia. In addition, we announced a new initiative, www.RedEyeARC.com, which serves the emerging opportunity for architectural applications, producing 3D scaled replica models of residential and commercial buildings. Although our Redeye paid parts business grew by only 14% during the fourth quarter versus last year, the business grew by 30% for fiscal 2007, and we are optimistic about the positive impact of our new initiatives in 2008.

     “With over 2,000 units shipped in 2007, we have now shipped more than 5,000 units over the past three years, exceeding the combined shipments of the previous ten-years. We believe the total market potential is for 500,000 systems, by targeting the 5 million 3D CAD seats that currently exist worldwide. In addition to this large target market, it’s important to note that a significant growth opportunity still exists in 3D CAD, as we estimate that less than half the mechanical designers and engineers that exist worldwide currently utilizing the modeling software.

     “The rapid expansion in our installed base is contributing to strong growth in our high-margin proprietary consumables revenue, which grew by 27% during the fourth quarter compared to last year. Consumables revenue will remain a central part of our growth strategy considering our estimate of the market’s potential and our expectation of continued strong growth in system sales. We are planning for 4,000 units per year in the near future, with a longer-term vision of 13,000 units per year.

     “Our year-end backlog of $5.7 million is almost entirely composed of products that were introduced in 2007, such as the Elite, and the FDM 400mc and 900mc. This year will benefit from the new products that were introduced throughout 2007, as well as our announcement today of two new higher-priced 3D printers. It’s worth noting that in addition to effectively raising the price of two 3D printers with today’s product release, we are maintaining stable pricing on our remaining portfolio of printers.

     “We will invest heavily in new product and market development this year, as well as in quality initiatives that will make our products more competitive and attractive for new applications. Our recent success with new products makes us confident that these investments will generate favorable returns in the near future. Although product mix and higher spending levels impacted our fourth quarter profits, our long-term strategy remains intact, and we look forward to a very successful 2008,” Crump concluded.

     Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2008:

  Revenue guidance of $130 million to $136 million.
  Non-GAAP earnings guidance of $0.81 to $0.89 per diluted share, which excludes the impact of stock-based compensation required under SFAS 123R.
  GAAP earnings guidance of $0.77 to $0.85 per diluted share.

     The reconciliation between non-GAAP and GAAP financial guidance is provided in a table at the end of this press release.

     The company will hold a conference call to discuss fourth quarter financial results today, February 26, 2008 at 8:30 a.m. ET. The investor conference call will be available via live webcast on the Stratasys web site at www.stratasys.com under the "Investors" tab. To participate by telephone, the domestic dial-in number is 888-680-0879 and the international dial-in is 617-213-4856. The access code is 49829122. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     Participants may pre-register for the call at http://www.theconferencingservice.com/prereg/key.process?key=P9B94YF8P Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

     The webcast will be available for replay until Friday, May 30, 2008 on the "Investors" page of the Stratasys website.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2007, Stratasys supplied 41 percent of all systems installed worldwide in 2006, making it the unit market leader, for the fifth consecutive year. Stratasys patented the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for direct digital manufacturing (DDM) and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com. FDM is a registered trademark and FDM 200mc, FDM 360mc, FDM 400mc, and FDM 900mc are trademarks of Stratasys, Inc.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension TM 3D printer line, FDM 200mcTM, 360mcTM, 400mcTM, 900mcTM, MaxumTM, TitanTM, and VantageTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as ABS-Plus and ABS-M30; and the market acceptance of these and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; the success of our recent R&D initiative to expand the direct digital manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM and other paid parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2006, our quarterly reports filed on Form 10-Q throughout 2007; and our annual report on Form 10-K to be filed for the year ended December 31, 2007.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, certain non-GAAP financial measures and guidance have been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R. In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales
Product	$24,700,449	$24,446,872	$89,280,009	$83,449,388
Services	5,510,306	5,290,436	22,962,572	20,359,463
	30,210,755	29,737,308	112,242,581	103,808,851

Cost of goods sold
Product	11,395,345	11,926,379	40,540,564	41,953,162
Services	2,902,707	2,799,380	11,993,906	10,414,305
	14,298,052	14,725,759	52,534,470	52,367,467

Gross profit	15,912,703	15,011,549	59,708,111	51,441,384

Costs and expenses
Research and development	1,894,080	1,832,769	7,465,334	6,699,373
Selling, general and administrative	9,102,640	8,039,396	33,769,880	29,105,342
	10,996,720	9,872,165	41,235,214	35,804,715

Operating income	4,915,983	5,139,384	18,472,897	15,636,669

Other income (expense)
Interest income, net	585,969	452,388	2,316,001	1,648,035
Foreign currency transaction losses	(157,491)	(40,625)	(503,309)	(307,314)
Other	41,137	(1,561)	76,468	(13,211)
	469,615	410,202	1,889,160	1,327,510

Income before income taxes	5,385,598	5,549,586	20,362,057	16,964,179

Income taxes	1,089,527	1,896,208	6,037,999	5,800,000

Net income	$4,296,071	$3,653,378	$14,324,058	$11,164,179

Earnings per common share
Basic	$0.20	$0.18	$0.69	$0.55
Diluted	$0.20	$0.18	$0.66	$0.54

Weighted average number of common shares outstanding
Basic	21,003,272	20,177,054	20,771,656	20,240,012
Diluted	21,877,225	20,599,204	21,565,618	20,723,166

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$16,211,771	$9,302,845
Short-term investments	27,257,592	24,574,332
Accounts receivable, less allowance for returns and
doubtful accounts of $1,205,621 in 2007 and $1,265,837 in 2006	26,307,053	25,035,665
Inventories	12,771,235	9,925,217
Net investment in sales-type leases	3,256,953	2,858,054
Prepaid expenses	2,507,316	3,368,586
Deferred income taxes	711,000	459,000
Total current assets	89,022,920	75,523,699

Property and equipment, net	26,577,362	20,412,719

Other assets
Intangible assets, net	8,063,319	5,663,141
Net investment in sales-type leases	4,101,682	3,271,015
Deferred income taxes	719,000	915,000
Long-term investments	17,965,489	10,747,689
Other	2,307,250	1,470,982
Total other assets	33,156,740	22,067,827

	$148,757,022	$118,004,245

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$13,959,022	$10,335,607
Unearned revenues	10,964,471	9,876,719
Total current liabilities	24,923,493	20,212,326

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,610,654 shares in 2007 and
24,889,760 shares in 2006	256,108	248,898
Capital in excess of par value	87,023,541	75,602,267
Retained earnings	56,284,182	41,960,124
Accumulated other comprehensive loss	172,073	(116,995)
Less cost of treasury stock, 4,600,056 shares in 2007 and 2006	(19,902,375)	(19,902,375)
Total stockholders' equity	123,833,529	97,791,919

	$148,757,022	$118,004,245

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended December 31,			Three Months Ended December 31,
	2007		2007	2006		2006
	(unaudited)	Non-GAAP	(unaudited)	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP	As Reported	Adjustments (1)	Non-GAAP
Selling, general and administrative	$9,102,640	$(231,783)	$8,870,857	$8,039,396	$(284,283)	$7,755,113
Total operating expenses	10,996,720	(231,783)	10,764,937	9,872,165	(284,283)	9,587,882
Operating income	4,915,983	231,783	5,147,766	5,139,384	284,283	5,423,667
Income before income taxes	5,385,598	231,783	5,617,381	5,549,586	284,283	5,833,869
Income taxes	1,089,527	30,188	1,119,715	1,896,208	62,530	1,958,738
Net income	$4,296,071	$201,595	$4,497,666	$3,653,378	$221,753	$3,875,131

Earnings per common share
Basic	$0.20	$0.01	$0.21	$0.18	$0.01	$0.19
Diluted	$0.20	$0.01	$0.21	$0.18	$0.01	$0.19

Weighted average number of common shares outstanding
Basic	21,003,272		21,003,272	20,177,054		20,177,054
Diluted	21,877,225		21,877,225	20,599,204		20,599,204

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2007		2007	2006		2006
	(unaudited)	Non-GAAP	(unaudited)	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP	As Reported	Adjustments (1)	Non-GAAP
Selling, general and administrative	$33,769,880	$(954,783)	$32,815,097	$29,105,342	$(1,265,557)	$27,839,785
Total operating expenses	41,235,214	(954,783)	40,280,431	35,804,715	(1,265,557)	34,539,158
Operating income	18,472,897	954,783	19,427,680	15,636,669	1,265,557	16,902,226
Income before income taxes	20,362,057	954,783	21,316,840	16,964,179	1,265,557	18,229,736
Income taxes	6,037,999	207,000	6,244,999	5,800,000	294,000	6,094,000
Net income	$14,324,058	$747,783	$15,071,841	$11,164,179	$971,557	$12,135,736

Earnings per common share
Basic	$0.69	$0.04	$0.73	$0.55	$0.05	$0.60
Diluted	$0.66	$0.03	$0.70	$0.54	$0.05	$0.59

Weighted average number of common shares outstanding
Basic	20,771,656		20,771,656	20,240,012		20,240,012
Diluted	21,565,618		21,565,618	20,723,166		20,723,166

(1) These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006 . Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.

FISCAL YEAR 2008
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range
U.S. GAAP measure	$0.77 to $0.85
Adjustments to exclude the effects
of expenses related to stock-based
compensation under SFAS 123R	$0.04 - $0.05

Non-GAAP estimates	$0.81 to $0.89